EXHIBIT 10.28

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                           (Effective January 1, 1998)


                             ARTICLE I - BACKGROUND

1.1 ESTABLISHMENT OF THE PLAN.

Comfort Systems USA, Inc. (the "Company"), hereby establishes a stock purchase plan, effective January 1, 1998, to be known as the "1998 Employee Stock Purchase Plan" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

1.2 APPLICABILITY OF THE PLAN.

The provisions of this Plan are applicable only to certain individuals who, on or after January 1, 1998, are employees of the Company and its subsidiaries participating in the Plan.

1.3 PURPOSE.

The purpose of the Plan is to enhance the proprietary interest among the employees of the Company and its participating subsidiaries through ownership of Common Stock of the Company.


                        ARTICLE II - DEFINITIONS

Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

2.1   ADMINISTRATOR.

Administrator shall mean the person or persons (who may be officers or employees of the Company) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

2.2 BOARD.

Board shall mean the Board of Directors of the Company.

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2.3 CODE.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

2.4 COMMITTEE.

Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Members of the Committee shall not be eligible to participate in the Plan. Each member of the Committee shall not be eligible to participate in the Plan. Each member of the Committee shall be a "disinterested person" within the meaning of Section 16 of, and Rule 16b-3 under, the Securities Exchange Act of 1934. The Committee shall satisfy the requirements of Section 16 of the Securities Exchange Act of 1934, and all rules and regulations thereunder, regarding disinterested administration.

Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

2.5 COMMON STOCK.

Common Stock shall mean Common Stock, $0.01 par value per share, of the Company.

2.6 COMPANY.

Company shall mean Comfort Systems USA, Inc.

2.7 COMPENSATION.

      (a) For purposes of this Plan, "Total Compensation" shall mean, for any Participant, for any period, the Participant's total compensation including fixed and variable components of base compensation and cash incentive compensation paid to the Participant for the respective period; but excluding car allowances, life insurance premiums, moving expenses, income from disqualifying dispositions of incentive stock options and other similar items.

      (b) Total Compensation shall include any amounts deferred by the Participant under a plan maintained by an Employer under Code
            Section 401(k) or amounts contributed by the Participant under a plan maintained by an Employer under Code Section 125.

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2.8 DATE OF GRANT.

Date of Grant shall mean the first day of each Option Period.

2.9 EFFECTIVE DATE.

Effective Date shall mean January 1, 1998.

2.10 EMPLOYEE.

Employee shall mean an employee of an Employer.

2.11 EMPLOYER.

Employer shall mean the Company and any Subsidiary designated by the Committee as an employer participating in the Plan.

2.12 ENROLLMENT FORM.

Enrollment Form shall mean an Employee's authorization either in writing on a form approved by the Administrator or through telephonic communication approved by the Administrator that specifies the Employee's payroll deduction, and contains such other terms and provisions as may be required by the Administrator.

2.13 EXERCISE DATE.

Exercise Date shall mean the last day of each Option Period.

2.14 FAIR MARKET VALUE.

Fair Market Value of a share of Common Stock, as of any applicable date, shall mean --

      (a) if the Common Stock is not traded on the applicable date on a national stock exchange, the closing price for the Common Stock as reported on the New York Stock Exchange for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported; or

      (b) if the Common Stock is traded on the applicable date on a national stock exchange, the closing price on such date of a share of Common Stock as traded on the largest stock exchange on which it is then traded or, if no shares were traded on such date, on the next preceding day on which shares were traded on such exchange, as reported by National Quotation Bureau, Inc., or other national quotation service.

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If at any time shares of Common Stock are not traded on an exchange or in the over-the- counter market, Fair Market Value shall be the value determined by the Board or the Committee, taking into consideration those factors affecting or reflecting value which they deem appropriate.

2.15 OPTION.

Option shall mean a right to purchase Common Stock under the Plan.

2.16 OPTION PERIOD.

Option Period shall mean each six-month period beginning each January 1 and July 1.

2.17 OPTION PRICE.

Option Price shall mean the purchase price of Common Stock determined under
Section 5.1.

2.18 PARTICIPANT.

Participant shall mean any Employee who meets the eligibility requirements of
Section 3.1 and who has elected to participate in the Plan under Section 3.3 and who has an account balance under the Plan.

2.19 PLAN.

Plan shall mean the 1998 Employee Stock Purchase Plan, as amended and in effect from time to time.

2.20 REPORTING PERSON.

Reporting Person shall mean a Participant who, on the relevant date, is a director, executive officer or 10% shareholder of the Company as defined in
Section 16(a) of the Securities Exchange Act of 1934, as amended.

2.21 SUBSIDIARY.

Subsidiary shall mean any present or future corporation that is a "subsidiary corporation" of the Company as defined in Code Section 424.

Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

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              ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY.

Each Employee who is an Employee regularly scheduled to work at least twenty hours each week shall be eligible to participate in the Plan as of the later of:

      (a) the first Date of Grant following the Employee's last date of hire by an Employer; or

      (b)   the Effective Date.

Notwithstanding the foregoing, no Employee shall be granted an Option for an Option Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee.

3.2   LEAVE OF ABSENCE.

For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for all or such portion of such leave of absence as the Committee shall determine, with all such determinations to be made in a nondiscriminatory manner. Such individual's employment with the Employer shall be deemed to terminate in accordance with such determination by the Committee or in accordance with the rules adopted from time to time by the Committee for such purpose.

3.3   INITIAL PARTICIPATION.

An Employee eligible to participate in the Plan under Section 3.1 may submit an Enrollment Form to the Administrator for an Option Period. The Enrollment Form shall authorize a regular payroll deduction from the Employee's Total Compensation for the Option Period subject to the limits and procedures described in Article VI. A Participant's Enrollment Form authorizing a regular payroll deduction shall remain effective from Option Period to Option Period until amended or canceled under Section 6.3.

                      ARTICLE IV - STOCK AVAILABLE

4.1   IN GENERAL.

Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of Three Hundred Thousand (300,000) shares of Common Stock shall be available for purchase by

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Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Company or an independent agent of the Company if the Company should choose to use one. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Exercise Date exceeds the maximum number of shares available for the Option Period, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants' accounts shall be distributed to the Participants as soon as practicable.

4.2   ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION.

In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to holders of the Company's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in
Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option Price per share.

4.3   DISSOLUTION, LIQUIDATION OR MERGER.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, or property that a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with these transactions as the Board deems necessary or appropriate to assure that the provisions of this section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities, or property which the holder of the Option may thereafter be entitled to receive. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

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                          ARTICLE V - OPTION PROVISIONS

5.1   OPTION PRICE.

The Option Price of a share of Common Stock purchased for a Participant pursuant to the exercise of an Option for the Option Period shall be set by the Committee at the lesser of:

      (a) Eighty-five percent of the Fair Market Value of a share of Common Stock on the Date of Grant; or

      (b) Eighty-five percent of the Fair Market Value of a share of Common Stock on the Exercise Date.

5.2   CALENDAR YEAR $25,000 LIMIT.

Notwithstanding anything else contained herein, no Employee may be granted an Option which permits such Employee's rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this section, Fair Market Value shall be determined as of the Date of Grant.

                  ARTICLE VI - PURCHASING COMMON STOCK

6.1 PARTICIPANT'S ACCOUNT.

The Administrator shall establish a book account in the name of each Participant. As discussed in Section 6.2 below, a Participant's payroll deductions shall be credited to the Participant's account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

All cash received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate any assets held under the Plan.

As soon as practicable following each Exercise Date, the Company shall deliver to each Participant a stock certificate evidencing the Participant's shares of Common Stock acquired upon exercise of an Option on such Exercise Date. A Participant shall have all ownership rights as to the shares evidenced by such certificate from and after the relevant Exercise Date.

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6.2   PAYROLL DEDUCTIONS

      (a)   PAYROLL DEDUCTIONS.

      By submitting an Enrollment Form before the beginning of any Option Period in accordance with rules adopted by the Committee, an Employee eligible to participate in the Plan under Section 3.1 may authorize a payroll deduction to purchase Common Stock under the Plan for the Option Period. The payroll deduction shall be in any whole percentage from two (2) to eight (8) percent of such Employee's Total Compensation payable each pay period, and at any other time an element of Total Compensation is payable. A Participant's payroll deduction, however, shall be at least ten dollars ($10.00) each payroll period.

      (b)   OPTION PERIOD $2,000 LIMIT.

      Notwithstanding anything else contained herein, no Employee may have more than $2,000 deducted during any Option Period.

      (c)   DURATION.

      A Participant's Enrollment Form authorizing a regular payroll deduction shall remain effective, from Option Period to Option Period, until amended or canceled under Section 6.3.

6.3   DEDUCTION CHANGES AND DISCONTINUANCE.

A Participant may not increase his or her payroll deduction during an Option Period. A Participant may increase payroll deductions for a future Option Period by filing a new Enrollment Form in accordance with rules adopted by the Administrator.

A Participant may decrease, or completely discontinue, his or her payroll deductions by filing a new Enrollment Form with the Administrator. This decrease or discontinuance shall be effective on the first pay period commencing at least twenty days after receipt of the Enrollment Form by the Administrator.

If a Participant who is not a Reporting Person discontinues his or her payroll deductions during an Option Period, such Participant may not recommence participation in the Plan until the next Option Period. Any amount held in the Participant's account after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

If a Participant who is a Reporting Person discontinues his or her payroll deductions during an Option Period, the Reporting Person may not recommence participation in the Plan until the next Option Period commencing at least six months after the effective date

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of the discontinuance of his or her payroll deductions. Any amount held in the
Reporting Person's account after such effective date of discontinuance shall be refunded to the Reporting Person as soon as practicable.

6.4   LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS.

If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer customarily scheduled to work at least twenty hours each week, the Participant shall cease to be eligible for payroll deductions to his or her account pursuant to Section 6.2. The cash standing to the credit of the Participant's account shall become subject to the provisions of Section 7.1. However, any amount held in the account of a Reporting Person shall be refunded to the Reporting Person as soon as practicable.

If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.2, or again becomes an Employee of the Employer customarily scheduled to work at least twenty (20) hours each week, the Enrollment Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Enrollment Form to resume participation in the Plan. A Participant who is a Reporting Person must wait at least six months from the date such Reporting Person ceased to be eligible for payroll deductions before recommencing his or her participation in the Plan.

6.5   AUTOMATIC EXERCISE.

Unless the cash credited to a Participant's account is withdrawn or distributed as provided in Article VII, his or her Option shall be deemed to have been exercised automatically on the Exercise Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her account at that time will purchase at the Option Price. However, in no event may a Participant purchase more than two thousand (2,000) shares of Common Stock on any Exercise Date. Moreover, the amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in
Section 6.2.

Except in the case of cash that would have been used to purchase fractional shares as described in the following paragraph, if the cash credited to a Participant's account on the Exercise Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Option Period, such excess cash shall be refunded to the Participant. The excess cash may not be used to purchase shares of Common Stock or retained in the Participant's account for a future Option Period.

Fractional shares of Common Stock shall not be issued or purchased under the Plan. Any accumulated cash balances which would have been used to purchase fractional shares

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shall be held in the Participant's account for the next Option Period if a valid
Enrollment Form is in effect for such Option Period, or otherwise distributed to the Participant without interest.

6.6   LISTING REGISTRATION AND QUALIFICATION OF SHARES.

The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Company of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or market or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.


                ARTICLE VII - WITHDRAWALS; DISTRIBUTIONS

7.1 DISCONTINUANCE OF DEDUCTIONS; LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE
STATUS.

In the event of a Participant's (other than a Reporting Person's) complete discontinuance of payroll deductions under Section 6.3 or a Participant's (other than a Reporting Person's) leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant's account shall be:

      (a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Administrator at least twenty days before the next Exercise Date; or

      (b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

In the event of a Reporting Person's complete discontinuance of payroll deductions under Section 6.3 or 6.4, the cash balance standing to the credit of the Reporting Person's account as of the effective date of the discontinuance shall be returned to the Reporting Person, in cash, without interest, as soon as practicable, without the necessity of receiving a written request.

7.2   TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH.

If a Participant terminates employment with the Company and the Subsidiaries for reasons other than death, the cash balance in the Participant's account shall be returned to the Participant in cash, without interest, as soon as practicable.

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7.3   DEATH.

In the event a Participant dies, the cash balance in his or her account shall be distributed to the Participant's beneficiary, in cash, without interest, as soon as practicable.

In the event of the Participant's death, the Participant's beneficiary shall be the person or entity identified on the Participant's Enrollment Form or on such other form as determined by the Administrator. This designation of beneficiary may be changed by the Participant in accordance with procedures established by the Administrator.

7.4   REGISTRATION OF CERTIFICATES.

The Common Stock certificates, when distributed under this Plan, shall be registered only in the name of the Participant (or beneficiary, if applicable). No other names may be included in the Common Stock registration. For each distribution of Common Stock, only one Common Stock certificate shall be issued to a Participant or beneficiary representing the Participant's shares of Common Stock. In lieu of delivering a stock certificate to each Participant, the Administrator may, in its discretion, implement a designated broker program and direct the Company to issue a single stock certificate to a broker designated by the Administrator. Such designated broker shall establish an account for each Participant and shall effect transfers and sales from each such account at the direction of the specified Participant. To facilitate the designated broker program, the Administrator may require, as a condition to participation in the Plan, that a Participant agree to the issuance of his or her stock certificates directly to the designated broker.

                ARTICLE VIII - AMENDMENT AND TERMINATION

8.1 AMENDMENT.

The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall

      (a) affect any right or obligation with respect to any grant previously made, unless required by law, or

      (b) unless previously approved by the stockholders of the Company, where such approval is necessary to satisfy federal securities laws, the Code, or rules of any stock exchange or market on which the Company's Common Stock is listed

            (1) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.2, or change the definition of Employer as set forth in Section 2.11,

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            (2)   increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections
                  4.2 and 4.3), or

            (3) materially increase the benefits to Participants under the Plan.

8.2   TERMINATION.

The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 4.1.

Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants' accounts shall be distributed as soon as practicable, without interest.


                       ARTICLE IX - MISCELLANEOUS

9.1   SHAREHOLDER APPROVAL.

The Plan shall be approved and ratified by the stockholders of the Company, not later than July 1, 1998, pursuant to Treasury regulation Section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall be null and void, and all payroll deductions and direct cash payments to the Plan shall cease. The cash balances and Common Stock credited to Participants' accounts shall be promptly distributed to them; and any Common Stock certificates issued and delivered to Participants prior to such date shall remain the property of the Participants.

9.2   EMPLOYMENT RIGHTS.

Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

9.3   TAX WITHHOLDING.

The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Total Compensation to the extent the Administrator deems such withholding to be legally required.


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9.4   RIGHTS NOT TRANSFERABLE.

Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

9.5   NO REPURCHASE OF STOCK BY COMPANY.

The Company is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

9.6   GOVERNING LAW.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent such laws are preempted by the laws of the United States.


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IN WITNESS WHEREOF, COMFORT SYSTEMS USA, INC. has caused this document to be executed on this ______ day of ____________________, 1997.



                                       By:  ____________________________

                                      Title:  __________________________
ATTEST:

By:  ____________________________

Title:  __________________________


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